UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2025
Anterix Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)
(973) 771-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC
(NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Timothy A. Gray, the Chief Financial Officer of Anterix Inc. (the “Company”), has informed the Company of his resignation as Chief Financial Officer of the Company effective September 19, 2025. In connection with Mr. Gray’s resignation, the Board of Directors of the Company has appointed Elena Marquez, who was serving as the Company’s Vice President of Finance and Controller, as the Company’s Chief Financial Officer, effective September 22, 2025. The Board also designated Ms. Marquez as the Company’s principal financial officer and principal accounting officer for purposes of the rules and regulations of the Securities and Exchange Commission, to be effective upon her appointment as Chief Financial Officer.

Ms. Marquez (39), has been the Company’s Vice President of Finance and Controller since September 2021. Prior to joining the Company, Ms. Marquez held accounting and finance leadership positions at Clinical Genomics, a biotech company and distributor of medical diagnostic products, from September 2018 to September 2021, rising to the rank of Global Controller. Prior to that, Ms. Marquez held various financial reporting roles at Prudential Financial from March 2015 to August 2018 and auditor roles at UHY Advisors from January 2012 to March 2015. Ms. Marquez holds both Bachelor of Science and Master of Science degrees in accounting and information systems from Queens College of the City of New York and is a certified public accountant.

In connection with Ms. Marquez’s promotion, effective September 22, 2025 she will be receiving additional compensation and benefits, including:

•additional restricted stock units with an aggregate grant date fair value of $250,000.00 under the Company’s 2023 Stock Plan, with the restricted stock units vesting in three equal annual installments over a three-year period; and

•eligibility to participate in the Company’s Executive Severance Plan

In connection with her appointment, Ms. Marquez will enter into the Company’s standard form of indemnification agreement for its directors and executive officers with the Company.

Except as set forth above, there are no arrangements or understandings between Ms. Marquez and any other persons pursuant to which she was named to this position with the Company. There are no family relationships between Ms. Marquez and any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Additionally, Ms. Marquez does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

On September 18, 2025, the Company issued a press release in connection with the Chief Financial Officer transition. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K furnished under this Item 7.01 shall not be deemed “filed” for any purpose, including for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. Furthermore, the information in this Current Report on Form 8-K furnished under this Item 7.01 shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated September 18, 2025.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: September 18, 2025	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary